SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2002

UNIVERSAL CORPORATION

Virginia	1-652	54-0414210
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1501 North Hamilton Street
Richmond, Virginia
(804) 359-9311

Item 7.    Financial Statements, Pro Forma Financial Statements and Exhibits

EXPLANATORY NOTE

On September 6, 2000, Universal Corporation commenced a continuous medium term note offering under a prospectus dated August 28, 2000 and a prospectus supplement dated September 6, 2000. This Current Report on Form 8-K is filed for the purpose of filing the Fixed Rate Note that was issued September 20, 2002 pursuant to a Pricing Supplement dated September 17, 2002 previously filed in connection with that medium term note program.

The following exhibits are filed herewith.

Exhibit Number	Description

4	$10,000,000 5.12% Fixed Rate Note due September 20, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
UNIVERSAL CORPORATION

Date: September 20, 2002	By:	/s/ GEORGE C. FREEMAN, III
George C. Freeman, III General Counsel & Secretary